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*FILE ORIGINAL FOR CHAPTERS 7 and 11, IN DUPLICATE FOR CHAPTER 13, FOR DATE-STAMPED COPY, SEE #9 BELOW

            UNITED STATES BANKRUPTCY COURT              CH 7  CH 13  XX CH 11
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    NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION      PLEASE CHECK CHAPTER
 Name of Debtor                   Case Number               PROOF OF CLAIM
     MERCURY FINANCE COMPANY             98-B-20673
 NOTE:  This form should not be used to make a claim    File Claim Form With:
for an administrative expense arising after the
commencement of the case.  A "request" for payment      Claims Center --
of an administrative expense may be filed pursuant      Mercury Finance Co.
to 11 U.S.C. Section 503.                               c/o Logan & Company,
                                                        Inc.
                                                        615 Washington Street
                                                        Hoboken, New Jersey
                                                        07030



                                                            Creditor # _________________________


 Name of Creditor (The person   ___ Check box if you
or entity to whom the debtor    are aware that anyone
owes money or property)         else has filed a proof
                                of claim relating to
                                your claim. Attach copy
                                of statement giving
                                particulars.
                                ___ Check box if you
                                have never received any
                                notices from the
                                bankruptcy court in
                                this case.
                                ___ Check box if the
                                address differs from
                                the address on the
                                envelope sent to you by
                                the court.
 Name and Addresses Where
Notices Should be Sent




 Telephone No.
 Account or other number by      Check here if this claim:
which creditor identifies
debtor:                     ___ amends  replaces  a previously filed claim,
                                dated: ____________________________________

1.   BASIS FOR CLAIM:              Security Fraud Claim (fill out below)

___Goods sold      ___Services   No. Shares of Common Stock Owned at 1/28/97 _______________
performed                        Date and Price of Shares Purchased _____ $  _______________
                                 Date and Price of Shares Sold __________ $  _______________
___Money loaned    ___Wages,     If shares are held by Broker, please provide
Salaries & Compensation         name and address:

___Taxes           ___Other __________________________

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___Retiree benefits as defined
in 11 U.S.C. Section 1114(a)

 2.  DATE DEBT WAS INCURRED:     3.  IF COURT JUDGMENT, DATE OBTAINED:

4.  Total Amount of Claim at Time Case Filed:          $_______________________

If all or part of your claim is secured or entitled to priority, also complete
Item 5 or 6 below.

___Check this box if claim includes interest or other charges in addition to the principal amount of the claim. Attach itemized statement of all interest or additional charges.
 5.  Secured claim               5.  Unsecured Priority Claim
___Check this box if your claim  ___Check this box if you have an unsecured
is secured by collateral         priority claimAmount entitled to priority $
(including a right of setoff).      Specify the priority of the claim:

                                 ____Wages, salaries or commissions (up to
     Brief Description of            $4,300), *earned within 90 days before
Collateral:                          filing of the bankruptcy petition or
                                     cessation of the debtor's business,
_____  Real Estate                   whichever is earlier-11 U.S.C. Section
_____  Motor Vehicle                 507(a)(3)
_____  Other
                                     ___Contributions to an employee benefit
                                     plan-11 U.S.C. Section 507(a)(4)
     Value of collateral:  $ ___________
                                     __Up to $1,950* of deposits toward
                                     purchase, lease, or rental of property or
                                     services for personal, family, or
     Amount of arrearage and         household use - 11 U.S.C. Section
other charges AT TIME CASE           507(a)(6)
FILED included in
                                     __Alimony, maintenance, or support owed to
                                     a spouse, former spouse, or child - 11
   secured claim above, if any:      U.S.C. Section 507(a)(7)
$ ________________________________
                                     __Taxes or penalties owed to governmental units 11 U.S.C. Section 507(a)(8)


                                     __Other--Specify applicable paragraph of
                                          11 U.S.C. Section 507(a) ___________

                                *AMOUNTS ARE SUBJECT TO ADJUSTMENT ON 4/1/98
                                AND EVERY 3 YEARS THEREAFTER WITH RESPECT TO
                                CASES COMMENCED ON OR AFTER THE DATE OF
                                ADJUSTMENT.
 7.  CREDITS:  The amount of all payments on this claim      THIS SPACE IS FOR
has been credited and deducted for the purpose of            COURT USE ONLY
making this proof of claim.

 8.  SUPPORTING DOCUMENTS:  ATTACH COPIES OF SUPPORTING
DOCUMENTS, such as promissory notes, purchase orders, invoices, itemized statements of running accounts, contracts, court judgments, mortgages, security agreements, and evidence of perfection of lien. DO NOT
SEND ORIGINAL DOCUMENTS. If the documents are not available, explain. If the documents are voluminous, attach a summary. ANY ATTACHMENT MUST BE 8-1/2" BY 11"

 9.  DATE-STAMPED COPY:  To receive an acknowledgment
of the filing of your claim, enclose a stamped, self-
addressed envelope and an additional copy of this proof
of claim.
 Date:     Sign and print the name and title, if any, of
          the creditor or other person authorized to file this claim (attach copy of power of attorney, if any)



 PENALTY FOR PRESENTING FRAUDULENT CLAIM: Fine of up to $500,000 or imprisonment for up to 5 years, or both. 18 U.S.C. Sections 152 and 3571.

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                    INSTRUCTIONS FOR FILING PROOF OF CLAIM FORM

THE INSTRUCTIONS AND DEFINITIONS BELOW ARE GENERAL EXPLANATIONS OF THE LAW. IN PARTICULAR TYPES OF CASES OR CIRCUMSTANCES, SUCH AS BANKRUPTCY CASES THAT ARE NOT FILED VOLUNTARILY BY A DEBTOR, THERE MAY BE EXCEPTIONS TO THE GENERAL RULES

                                    DEFINITIONS

DEBTOR
The person, corporation, or other entity that has filed a bankruptcy case is called the debtor.

CREDITOR
A creditor is any person, corporation, or other entity to whom the debtor owed a debt on the date that the bankruptcy case was filed.

PROOF OF CLAIM
A form telling the bankruptcy court how much the debtor owed a creditor at the time the bankruptcy case was filed (the amount of the creditor's claim). This form must be filed with the clerk of the bankruptcy court where the bankruptcy case was filed.

SECURED CLAIM
A claim is a secured claim to the extent that the creditor has a lien on property of the debtor (collateral) that gives the creditor the right to be paid from that property before creditors who do not have liens on the property.

Examples of liens are a mortgage on real estate and a security interest in a car, truck, boat, television set, or other item of property. A lien may have been obtained through a court proceeding before the bankruptcy case began; in some states a court judgment is a lien. In addition to the extent a creditor also owes money to the debtor (has a right of setoff), the creditors claim may be a secured claim. (See also UNSECURED CLAIM.)

UNSECURED CLAIM
If a claim is not a secured claim it is an unsecured claim. A claim may be partly secured and partly unsecured if the property on which a creditor has a lien is not worth enough to pay the creditor in full.

UNSECURED PRIORITY CLIAM
Certain types of unsecured claims are given priority, so they are to be paid in bankruptcy cases before most other unsecured claims (if there is sufficient money or property available to pay these claims). The most common types of priority claims are listed on the proof of claim form. Unsecured claims that are not specifically given priority status by the bankruptcy laws are classified as UNSECURED NONPRIORITY CLAIMS.

      ITEMS TO BE COMPLETED IN PROOF OF CLAIM FORM (IF NOT ALREADY FILLED IN)


COURT, NAME OF DEBTOR, AND CASE NUMBER:
Fill in name of the federal judicial district where the bankruptcy case was filed (for example, Eastern District of Virginia), the name of the debtor in the bankruptcy case, and the bankruptcy case number. If you received a notice of the case from the court, all of this information is near the top of the notice.

INFORMATION ABOUT CREDITOR:
Complete the section giving the name, address, and telephone number of the creditor to whom the debtor owes money or property, and the debtor's account number, if any. If anyone else has already filed a proof of claim relating to this debt, if you never received notices from the bankruptcy court about this case, if your address differs from that to which the court sent notice, or if this proof of claim replaces or changes a proof of claim that was already filed, check the appropriate box on the form.

1.  BASIS FOR CLAIM:
Check the type of debt for which the proof of claim is being filed. If the type of debt is not listed, check "Other" and briefly describe the type of debt. If you were an employee of the debtor, fill in your social security number and the dates of work for which you were not paid.

2.  DATE DEBT INCURRED:
Fill in the date when the debt first was owed by the debtor.

3.  COURT JUDGMENTS:
If you have a court judgment for this debt, state the date the court entered the judgment.

4. TOTAL AMOUNT OF CLAIM AT TIME CASE FILED: Fill in the total amount of the entire claim. If interest or other charges in addition to the principal amount of the claim are included, check the appropriate place on the form and attach an itemization of the interest and charges.

5.  SECURED CLAIM:
Check the appropriate place if the claim is a secured claim. You must state the type and value of property that is collateral for the claim, attach copies of the documentation of your lien, and state the amount past due on the claim as of the date the bankruptcy case was filed. A claim may be partly secured and partly unsecured (See DEFINITIONS, above).

6.  UNSECURED PRIORITY CLAIM:
Check the appropriate place if you have an unsecured priority claim, and state the amount entitled to priority. (See DEFINITIONS, above). A claim may be partly priority and partly nonpriority if, for example, the claim is for more than the amount given priority by the law. Check the appropriate place to specify the type of priority claim.

7.  CREDITS:
By signing this proof of claim, you are stating under oath that in calculating the amount of your claim you have given the debtor credit for all payments received from the debtor.

8.  SUPPORTING DOCUMENTS:
You must attach to this proof of claim form copies of documents that show the debtor owes the debt claimed or, if the documents are too lengthy, a summary of those documents. If documents are not available you must attach an explanation of why they are not available.